EXHIBIT 99.4

                                     Defense Business
                              of Texas Instruments Incorporated
              Statements of Assets to be Acquired and Liabilities to be Assumed
                                 (In thousands of dollars)
                                      (unaudited)

                                                     March 31, 1997
                                                     --------------
    ASSETS
    Current assets:
      Accounts receivable                             $  250,430
      Inventories (net of progress billings)             245,036
      Prepaid expenses                                     2,161
                                                     ---------------
        Total current assets                             497,627


    Property, plant, and equipment, at cost              768,402
      Less accumulated depreciation                     (453,028)
                                                     ---------------
        Property, plant and equipment (net)              315,374

    Other assets                                          43,531
                                                     ---------------
    Total assets                                      $  856,532
                                                     ---------------


    LIABILITIES
    Current liabilities:
      Accounts payable and accrued expenses              215,081
      Accrued retirement costs - current                  53,012
                                                    ---------------
        Total current liabilities                        268,093


    Deferred Credits                                       5,810
    Accrued retirement costs                             180,049
                                                    ---------------
    Total liabilities                                    453,952
                                                    ---------------
    Net assets                                       $   402,580
                                                    ---------------

                                    Defense Business
                            of Texas Instruments Incorporated
                                Statements of Income
                             (In thousands of dollars)
                                     (unaudited)





                                                THREE MONTHS ENDED
                                                      MARCH 31
                                                1997           1996
                                           -----------------------------
    Net revenues                             $  399,659     $ 406,115

    Operating costs and expenses:
      Costs of revenues                         308,918       303,557
    Marketing, general, and
      administrative                             28,069        31,606
    Research and development                     18,045        20,134
                                            -----------------------------
      Total                                     355,032       355,297
                                            -----------------------------

    Profit from operations                        44,627       50,818
    Other expense (net)                             (440)        (848)
                                           -----------------------------

    Income before provision for income
      taxes                                       44,187       49,970
    Provision for income taxes                    16,872       18,734
                                           -----------------------------
    Net income                               $    27,315    $  31,236



                                Defense Business
                        of Texas Instruments Incorporated
                             Statements of Cash Flows
                            (In thousands of dollars)
                                 (unaudited)


                                                      THREE MONTHS ENDED
                                                           MARCH 31
                                                       1997           1996
                                                  -----------------------------
    Cash flows from operating activities:
      Net income                                     $  27,315     $  31,236
      Depreciation                                      20,803        17,163
      Deferred income taxes                             (2,787)         (761)
      (Increase) decrease in working capital:
         Accounts receivable                            27,624        22,037
         Inventories                                   (23,887)      (88,756)
         Prepaid expenses                               (1,076)         (285)
         Accounts payable and accrued expenses         (19,335)      (60,580)
         Accrued retirement costs                         (491)        4,233
      Increase (decrease) in noncurrent accrued          7,805         4,064
          retirement costs
      Other                                            (22,923)        5,073
                                                   -----------------------------
      Net cash provided by (used in) operating
        activities                                      13,048       (66,576)

      Cash flows from investing activities:
         Additions to property, plant and
            equipment                                  (10,074)      (19,092)
                                                   -----------------------------
      Net cash used in investing activities            (10,074)      (19,092)

      Cash flows from financing activities:
         Net transfers (to) from Texas
           Instruments                                  (2,974)       85,668
                                                   -----------------------------
      Net cash provided by (used in) financing
         activities                                     (2,974)       85,668

      Net increase (decrease) in cash and
         cash equivalents                                    -             -
      Cash and cash equivalents at beginning
        of period                                            -             -
                                                   -----------------------------
      Cash and cash equivalents at end of
       period                                        $       -     $       -
                                                   =============================

                                Defense Business
                        of Texas Instruments Incorporated

                          Notes to Financial Statements
                                  (unaudited)


     The statements of income, statements of cash flows and statement of assets to be acquired and liabilities to be assumed at March 31, 1997, are not audited but reflect all adjustments which are of a normal recurring nature and are, in the opinion of management, necessary to a fair statement of the periods shown.

     Inventories as of March 31, 1997 were comprised of the following (in thousands):

             Raw material and purchased parts           $103,082
             Long-term contracts in process              362,975
             Finished goods                                3,137
                                                      -------------
             Total                                      $469,194
             Less progress billings                     (224,158)
                                                      -------------
             Inventories (net of progress billings)     $245,036
                                                      =============